SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  JULY 2, 2004


                                  NELNET, INC.
                  (Exact name of registrant as specified in its charter)


           NEBRASKA                      001-31924               84-0748903
 (State or other jurisdiction           (Commission           (I.R.S. Employer
      of incorporation)                File Number)         Identification No.)

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                 121 SOUTH 13TH STREET
                       SUITE 201
                   LINCOLN, NEBRASKA                              68508
        (Address of principal executive offices)                (Zip Code)

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Registrant's telephone number, including area code (402) 458-2370



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Item 5. Other Events and Regulation FD Disclosure.
        ------------------------------------------

               On July 2, 2004, Nelnet, Inc. issued a press release announcing that, effective June 30, 2004, it will begin to recognize income related to student loan portfolios funded from the proceeds of tax-exempt bonds, including amounts previously deferred through that date.

               Based on provisions of the Higher Education Act of 1965 and related interpretations, education lenders may receive special allowance payments providing a 9.5% rate on loans previously financed with tax-exempt obligations issued prior to October 1, 1993. The company had previously sought confirmation regarding whether it was allowed to recognize special allowance income based on this minimum rate of return. For periods through March 31, 2004, as previously disclosed, the company had deferred recognition of this excess income generated by these loans pending satisfactory resolution of this issue. After consideration of certain clarifying information received in connection with the guidance it had sought, and based on written and verbal communications with the Department of Education, Nelnet has concluded that the earnings process has been completed. The company is recognizing the related income for the current period, and will recognize the related income for subsequent periods as earned.

               Earnings related to the deferred income at March 31, 2004, which deferred income was previously included in other liabilities on Nelnet's balance sheet, together with related income generated by these loans during the second quarter, will be included in the company's operating results for the quarter ended June 30, 2004, which are expected to be released at the end of July. Nelnet expects the recognition of this additional income will approximate $60-70 million in the second quarter. The company does not expect the impact in future quarters to be as significant as in the second quarter and will be impacted by interest rates and other factors.

               A copy of the press release is attached as Exhibit 99.1 to this Current Report.



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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 2, 2004

                                      NELNET, INC.



                                      By:  /s/   Michael S. Dunlap
                                          --------------------------------------
                                          Name:  Michael S. Dunlap
                                          Title: Chairman and Co-Chief Executive
                                                 Officer (Co-Principal Executive
                                                 Officer)


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                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

99.1                Press Release dated July 2, 2004